Exhibit 99.2

Occam Networks Reports Fourth Quarter and Fiscal Year End Results

GPON Development, Terawave Asset Purchase, 10Gigabit Ethernet Aggregation,
Significant Customer Growth Highlights Continued Momentum in 2007

SANTA BARBARA, Calif. — February 20, 2008 — Occam Networks® Inc. (NASDAQ: OCNW), a leading broadband access network supplier, today announced its financial results for the fourth quarter and year ended December 31, 2007.

Revenues totaled $21.3 million for the fourth quarter, which ended December 31, 2007. Fourth quarter 2007 revenues represented a decrease of 4% as compared to the fourth quarter of 2006 and an increase of 36% sequentially over the third quarter of 2007. Annual revenue for 2007 was $75.1 million, representing a 10% increase over annual revenue for 2006.

Net loss attributable to common stockholders for the fourth quarter of 2007, calculated in accordance with generally accepted accounting principles (“GAAP”), was $4.6 million or $0.23 per share compared with net income attributable to common stockholders of $1.7 million or $0.09 per diluted share for the fourth quarter of 2006 and net loss attributable to common stockholders of $4.9 million or $0.25 per share for the third quarter of 2007. Annual net losses attributable to common stockholders for 2007 and 2006 were $10.4 million and $2.2 million, respectively. The results for 2007 included a $2.2 million in-process research and development charge related to the Terawave asset purchase, and 2006 included a beneficial conversion feature charge related to the issuance of preferred stock. The results for 2007 and 2006 also include non-cash, employee stock-based compensation expenses. Non-GAAP net loss attributable to common stockholders before the in-process research and development charge and stock-based compensation was $1.9 million for the fourth quarter of 2007, compared to non-GAAP net income attributable to common stockholders of $2.4 million for the fourth quarter of 2006 and a non-GAAP net loss attributable to common stockholders of $4.4 million for the third quarter of 2007. Non-GAAP net loss attributable to common stockholders before the in-process research and development charge and stock-based compensation for 2007 was $6.1 million. Non-GAAP net income attributable to common stockholders before beneficial conversion feature charges and stock-based compensation for 2006 was $3.1 million. A reconciliation of Occam’s non-GAAP to GAAP financial results, together with a statement of how management uses the non-GAAP financial information, is set forth below.

The company capped the fiscal year by achieving double-digit customer growth for a thirteenth straight quarter. Among the new customer additions was GTA TeleGuam, Occam’s first Asia-Pacific customer, which awarded the company an initial project to upgrade service on more than 10,000 access lines. Other significant milestones included:

•                  Surpassing the 270 customer mark, with Occam’s customer base growing more than 30% in 2007.

•                  Announcement of Occam’s first GPON products, featuring the Occam Packet Engine which enable full rate-line bandwidth for every GPON port simultaneously and which the company currently expects to be released in the first half of 2008.

•                  First customer shipments of the BLC 6450, a 10Gigabit Ethernet Aggregation blade that customers are using to expand the bandwidth available for remote cabinets and central offices.

•                  Acquisition of certain assets of Terawave, which provided the company important capabilities integral to the development of its GPON product suite.

•                  Earning the Product of the Year Award for our GPON OLT, the BLC 6322, from Internet Telephony Magazine.

“Occam’s continuing focus on customer development and an expansion of service options to telcos were the highlights for 2007,” said Bob Howard-Anderson, Occam’s president and chief executive officer. “The major developments in our GPON technology demonstrate the fact that Occam is placing a long-term priority on providing a broad array of access solutions for telcos and their customers, creating more services and features for subscribers and more revenue steams for service providers.”

Earnings Call Information

Occam will hold its annual financial results conference call on Wednesday, February 20, 2008, at 4:30 p.m. EST/1:30 p.m. PST to report the results for its quarter and year ended December 31, 2007. Interested parties may call 1-866-631-5267 (for U.S. callers) and 1-706-643-9313 (for international callers) and tell the operator they are participating in the Occam Networks conference call with Conference ID# 32664574. Callers will be put on hold until Mr. Bob Howard-Anderson and Mr. Chris Farrell join the call. The company will then open the call to listeners for a question and answer period. A recording of the call will also be made available at Occam’s website, www.occamnetworks.com, for 72 hours after the call is completed.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options and restricted stock, the beneficial conversion feature on Series A-2 preferred stock, and the in-process research and development charge associated with the Terawave asset purchase. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of non-GAAP to GAAP net income (loss) is included below.

Cautionary Note Concerning Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements about the outlook for the company’s business, customer development and expansion, the expected release of GPON products, and the impact of the Terawave asset purchase.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could affect the company’s business, revenues, results of operations, and financial condition include the following: the company’s previously announced financial restatement could have an adverse effect on the company’s relationships with customers and customer prospects; the restatement presents risks of litigation and governmental or other regulatory inquiries or proceedings arising out of matters related to the restatement, including risks associated with litigation already initiated against the company; any inability to remedy on a timely basis the company’s previously announced internal control deficiencies could have an adverse effect on the reliability of the company’s financial statements as well as on its business, results of operations, and financial condition; the company’s revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand for the company’s products, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules. Any forward-looking statements the company may make should be considered in light of various important factors, including the risks and uncertainties listed above,

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as well as others. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q filed on October 16, 2007, as well as the company’s future filings with the SEC, for other important risk factors that could cause the company’s actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks Inc.

Occam Networks’ broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 1.8 million BLC 6000 ports are currently deployed at over 270 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

# # #

Contact:

Tim Johnson	Chris Farrell
Stearns Johnson Communications	Occam Networks
1.415.397.7600	1.805.692.2957
tjohnson@stearnsjohnson.com	cfarrell@occamnetworks.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

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OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$37,637	$59,219
Restricted cash	13,103	4,378
Accounts receivable, net	14,819	10,736
Inventories, net	13,371	10,435
Prepaid and other current assets	2,108	933
Total current assets	81,038	85,701

Property and equipment, net	8,874	1,766
Intangibles, net	890	—
Other assets	83	291
Total assets	$90,885	$87,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,135	$7,687
Accrued expenses	6,464	3,882
Deferred sales	12,420	8,029
Deferred rent	237	7
Capital lease obligations	17	—
Total current liabilities	29,273	19,605

Deferred rent, net of current portion	1,299	10
Capital lease obligation, net of current portion	47	—
Total liabilities	30,619	19,615

Stockholders’ equity:
Common stock, $0.001 par value, 250 million shares authorized; 19,774 and 19,713 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	289	288
Additional paid-in capital	179,455	176,947
Warrants	331	331
Accumulated deficit	(119,809)	(109,423)
Total stockholders’ equity	60,266	68,143
Total liabilities and stockholders’ equity	$90,885	$87,758

OCCAM NETWORKS, INC. AND SUBSIDIARY

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
Sales	$21,265	$15,660	$22,175	$75,149	$68,203
Cost of sales (1)	12,083	9,959	13,797	46,137	42,473
Gross margin	9,182	5,701	8,378	29,012	25,730
Operating expenses (1):
Research and product development	4,336	3,245	2,437	13,321	9,584
Sales and marketing	3,871	3,728	3,553	14,650	11,222
General and administrative	3,793	4,218	1,064	11,823	4,095
Purchase of in-process research and development	2,180	—	—	2,180	—
Total operating expenses	14,180	11,191	7,054	41,974	24,901

Income (loss) from operations	(4,998)	(5,490)	1,324	(12,962)	829
Interest income (expense), net	491	584	404	2,632	470
Income (loss) before provision for income taxes	(4,507)	(4,906)	1,728	(10,330)	1,299
Provision for income taxes	56	—	39	56	64
Net income (loss)	(4,563)	(4,906)	1,689	(10,386)	1,235
Beneficial conversion feature	—	—	—	—	(3,437)
Net income (loss) attributable to common stockholders	$(4,563)	$(4,906)	$1,689	$(10,386)	$(2,202)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.23)	$(0.25)	$0.12	$(0.53)	$(0.24)
Diluted	$(0.23)	$(0.25)	$0.09	$(0.53)	$(0.24)
Shares used in the computation of net income (loss) per share attributable to common stockholders:
Basic	19,770	19,765	14,361	19,760	9,020
Diluted	19,770	19,765	19,184	19,760	9,020

(1) Total stock-based compensation included in:
Cost of sales	$39	$71	$105	$233	$288
Research and product development	212	164	253	754	748
Sales and marketing	136	144	161	558	476
General and administrative	139	110	147	546	390
Total stock-based compensation	$526	$489	$666	$2,091	$1,902

OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
Sales	$21,265	$15,660	$22,175	$75,149	$68,203
Cost of sales	12,044	9,888	13,692	45,904	42,185
Gross margin	9,221	5,772	8,483	29,245	26,018
Operating expenses
Research and product development	4,124	3,081	2,184	12,567	8,836
Sales and marketing	3,735	3,584	3,392	14,092	10,746
General and administrative	3,654	4,108	917	11,277	3,705
Total operating expenses	11,513	10,773	6,493	37,936	23,287

Income (loss) from operations	(2,292)	(5,001)	1,990	(8,691)	2,731
Interest income (expense), net	491	584	404	2,632	470
Non-GAAP income (loss) before provision for income taxes	(1,801)	(4,417)	2,394	(6,059)	3,201
Provision for income taxes	56	—	39	56	64
Non-GAAP net income (loss)	$(1,857)	$(4,417)	$2,355	$(6,115)	$3,137

Non-GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.09)	$(0.22)	$0.16	$(0.31)	$0.35
Diluted	$(0.09)	$(0.22)	$0.12	$(0.31)	$0.18
Shares used in the computation of non-GAAP net income (loss) per share attributable to common stockholders:
Basic	19,770	19,765	14,361	19,760	9,020
Diluted	19,770	19,765	19,184	19,760	17,354

Reconciliation of non-GAAP net income (loss) attributable to common stockholders to GAAP net income (loss) attributable to common stockholders:
Non-GAAP net income (loss)	$(1,857)	$(4,417)	$2,355	$(6,115)	$3,137
Stock-based compensation	526	489	666	2,091	1,902
Purchase of in-process research and development	2,180	—	—	2,180	—
Beneficial conversion feature on Series A-2 preferred stock	—	—	—	—	(3,437)
Net income (loss) attributable to common stockholders	$(4,563)	$(4,906)	$1,689	$(10,386)	$(2,202)